Exhibit 99.1

PAPA JOHNS ANNOUNCES CEO TRANSITION AND REAFFIRMS FISCAL 2024 ADJUSTED OPERATING INCOME AND DEVELOPMENT OUTLOOK
CEO Rob Lynch to be succeeded by Ravi Thanawala as Interim CEO, Board of Directors conducting comprehensive external search

Louisville, Kentucky (March 21, 2024) – Papa John's International, Inc. (NASDAQ: PZZA) (“Papa Johns®”) today announced Rob Lynch, President and Chief Executive Officer, will be departing Papa Johns to assume another CEO position. The Board has appointed Ravi Thanawala, Papa Johns current Chief Financial Officer, as Interim CEO effective today. To ensure a smooth transition, Mr. Lynch will provide continued support in an advisory role until April 30, 2024. The Board is conducting a comprehensive search process to identify a successor for the CEO role.
“Since joining Papa Johns nearly five years ago, Mr. Lynch has guided the Company through a business and culture transformation. I am joined by the Board, our team members and our franchisees in sharing our deepest thanks for his service and contributions in rebuilding the strength of the brand as CEO. We wish Rob all the best,” said Chairman of the Board, Christopher Coleman. “I am confident that we have a strong leadership team in place – led by Ravi Thanawala as Interim CEO – to continue to execute our long-term strategy as the Board takes the necessary time to identify the next CEO for Papa Johns.”
“It’s been my honor and privilege to serve as Papa Johns CEO for the past five years. I could not be more proud of the work our Executive Leadership Team, team members and franchisees have done to grow and transform this brand,” said Rob Lynch. “This was an incredibly difficult decision for me, as I see all of the upside potential that exists for this great company. That being said, I feel good about this decision knowing that Papa Johns is very well positioned for both the short and long term. I am certain that Papa Johns’ incredible leaders, franchisees and team members will continue to do what only Papa Johns can: deliver better pizza to the world.”
“I’m honored to step in as Interim CEO during this transition period and thank the Papa Johns Board of Directors for its confidence in me,” said Mr. Thanawala. “We have a talented Executive Leadership Team, a strong group of franchisees and dedicated team members behind this iconic brand who will continue to deliver on our Back to Better 2.0 strategy and international transformation initiatives, creating long-term value for all of our stakeholders.”
Mr. Thanawala joined Papa Johns in 2023 as Chief Financial Officer. Prior to joining Papa Johns, he served as Chief Financial Officer of Nike North America, Nike Inc.’s largest division, generating approximately $20 billion in revenue on an annual basis. During his seven years at Nike, Inc., Mr. Thanawala also served as the Global VP and CFO of the Converse brand, executing Nike’s global omnichannel direct-to-consumer strategy and successfully turning around the $3.5 billion dollar Converse brand. In addition, he was the Global VP of Retail Excellence, overseeing the brand’s performance across

Exhibit 99.1
its business channels of franchises, licenses, direct to consumer and wholesale. Prior to Nike Inc., Mr. Thanawala spent eight years at ANN INC. in finance and operations roles.
Fiscal 2024 Adjusted Operating Income and development outlook reaffirmed
Papa Johns announced its Back to Better 2.0 growth strategy and international transformation initiatives earlier this year, which include a focus on deepened marketing investments, new franchisee incentives to accelerate North America development and optimizations to transform the brand’s international presence.
As the Company continues to execute on these initiatives, it remains on track to achieve Adjusted Operating Income1 in 2024 between $153 million and $163 million. Additionally, the Company expects net unit growth for North America to increase more than 20% relative to 2023 net unit openings and anticipates International gross openings to be between 100 and 140 new International restaurants.
About Papa Johns
Papa John’s International, Inc. (NASDAQ: PZZA) opened its doors in 1984 with one goal in mind: BETTER INGREDIENTS. BETTER PIZZA.® Papa Johns believes that using high-quality ingredients leads to superior quality pizzas. Its original dough is made of only six ingredients and is fresh, never frozen. Papa Johns tops its pizzas with real cheese made from mozzarella, pizza sauce made with vine-ripened tomatoes that go from vine to can in the same day and meat free of fillers. It was the first national pizza delivery chain to announce the removal of artificial flavors and synthetic colors from its entire food menu. Papa Johns is co-headquartered in Atlanta, Ga. and Louisville, Ky. and is the world’s third-largest pizza delivery company with more than 5,900 restaurants in 50 countries and territories. For more information about the company or to order pizza online, visit www.PapaJohns.com or download the Papa Johns mobile app for iOS or Android.
Forward-Looking Statements
Certain matters discussed in this press release and other Company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “outlook”, “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to projections or guidance concerning business performance, restaurant development and unit growth, adjusted operating income, growth strategy and international transformation initiatives, new franchisee incentives to accelerate North American development, optimizations to transform the brand’s international presence and long-term strategy. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual
1 Adjusted Operating Income is a non-GAAP financial measure. The Company is not able to present forecasted GAAP operating income or a quantitative reconciliation to forecasted Adjusted Operating Income because the Company is not able to predict with reasonable certainty and without unreasonable effort the impact and timing of International repositioning and acquisition-related costs, International restructuring costs and expenses and other special items. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to the Company’s earnings.

Exhibit 99.1
outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements.
Our forward-looking statements are based on our assumptions which are based on currently available information. Actual outcomes and results may differ materially from those matters expressed or implied in our forward-looking statements as a result of various factors, including but not limited to risks related to: deteriorating economic conditions in the U.S. and international markets, including the United Kingdom; labor shortages at Company and/or franchised stores and our quality control centers; increases in labor costs, commodity costs, supply chain incentive-based rebates, or sustained higher other operating costs, including as a result of supply chain disruption, inflation or climate change; the potential for delayed new store openings, both domestically and internationally, or lower net unit development due to changing circumstances outside of our control; the increased risk of phishing, ransomware and other cyber-attacks; risks and disruptions to the global economy and our business related to the conflicts in Ukraine and the Middle East and other international conflicts and risks related to a possible economic recession or downturn that could reduce consumer spending or demand. These and other risks, uncertainties and assumptions that are involved in our forward-looking statements are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.
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Contacts:

Investors:
Stacy Frole
Vice President, Investor Relations
Papa John’s International
investor_relations@papajohns.com

Media:
Janelle Panebianco
Senior Director, External Communications
Papa John’s International
janelle_panebianco@papajohns.com
502-261-4115

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